As filed with the Securities and Exchange Commission on May 12, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Airspan Networks Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	85-2642786
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Airspan Networks Holdings Inc. Amended and Restated 2021 Stock Incentive Plan

(Full title of the plan)

David Brant

Chief Financial Officer

777 Yamato Road, Suite 310

Boca Raton, Florida 33431

(Name and address of agent for service)

(561) 893-8670
(Telephone number, including area code, of agent for service)

With copies to:

David F. Marx Christopher L. Doerksen Dorsey & Whitney LLP 111 South Main Street, Suite 2100 Salt Lake City, UT 84111 (801) 933-7360	Christopher J. Riley General Counsel Airspan Networks Holdings Inc. 777 Yamato Road, Suite 310 Boca Raton, Florida 33431 (561) 893-8670

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Airspan Networks Holdings Inc. (the “Company,” “we” and “our”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register an additional 5,643,450 shares of the Company’s common stock for issuance under the Airspan Networks Holdings Inc. Amended and Restated 2021 Stock Incentive Plan. This Registration Statement is filed in accordance with Instruction E to Form S-8 regarding registration of additional securities and, pursuant to such instruction, the contents of the Post-Effective Amendment on Form S-8 to Registration Statement on Form S-4 (File No. 333-256137), filed with the Commission on October 18, 2021, and the contents of the Registration Statement on Form S-8 (File No. 333-260327), filed with the Commission on October 18, 2021 (collectively, the “Prior Registration Statements”), are incorporated herein by reference, except that the provisions contained in Part II of the Prior Registration Statements are modified as set forth in this Registration Statement.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents we filed with the Commission are hereby incorporated in this Registration Statement by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 16, 2023;

(b)	the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Commission on May 10, 2023;

(c)	the Company’s Current Reports on Form 8-K filed on May 12, 2023, May 12, 2023, March 9, 2023 and January 10, 2023;

(d)	the description of Company common stock contained in our Registration Statement on Form 8-A (File No. 001-39679) filed with the Commission on October 29, 2020, including any amendment or report filed for the purpose of updating such description.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (except for any portion furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or any other portion deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on August 19, 2021)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on April 8, 2022)
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
23.2	Consent of Grant Thornton LLP
24.1	Power of Attorney (included in signature page)
99.1	Airspan Networks Holdings Inc. Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to Appendix A to our Definitive Proxy Statement, filed with the Commission on May 10, 2022)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 12th day of May, 2023.

AIRSPAN NETWORKS HOLDINGS INC.

By:	/s/ Eric Stonestrom
Name: Eric Stonestrom
Title: Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Eric Stonestrom and David Brant, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Stonestrom	Chief Executive Officer and Director	May 12, 2023
Eric Stonestrom	(Principal Executive Officer)

/s/ David Brant	Senior Vice President and Chief Financial Officer	May 12, 2023
David Brant	(Principal Financial Officer and Principal Accounting Officer)

/s/ Bandel L. Carano	Director	May 12, 2023
Bandel L. Carano

/s/ Michael T. Flynn	Director	May 12, 2023
Michael T. Flynn

/s/ Thomas S. Huseby	Director	May 12, 2023
Thomas S. Huseby

/s/ Scot B. Jarvis	Director	May 12, 2023
Scot B. Jarvis

Director
Michael Liebowitz

Director
Mathew Oommen

/s/ Divya Seshamani	Director	May 12, 2023
Divya Seshamani

/s/ Dominique Trempont	Director	May 12, 2023
Dominique Trempont

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on August 19, 2021)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on April 8, 2022)
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
23.2	Consent of Grant Thornton LLP
24.1	Power of Attorney (included in signature page)
99.1	Airspan Networks Holdings Inc. Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to Appendix A to our Definitive Proxy Statement, filed with the Commission on May 10, 2022)
107	Filing Fee Table

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